Ex-99.14.a

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus of the Delaware Moderate Allocation Portfolio dated January 23, 2009, and “Financial Statements” in the Statement of Additional Information of the Delaware Moderate Allocation Portfolio dated January 23, 2009, and to the use of our report dated November 19, 2008, included in the Delaware Moderate Allocation Portfolio 2008 Annual Report to shareholders, and our report dated December 17, 2008 included in the Delaware Balanced Fund 2008 Annual Report to shareholders, included or incorporated by reference in this Registration Statement (Form N-14) of Delaware Group Foundation Funds.

Philadelphia, Pennsylvania
January 16, 2009

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735
EVERY SHAREHOLDER’S VOTE IS IMPORTANT

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com 3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement. 2) Check the appropriate boxes on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DLWRB1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DELAWARE BALANCED FUND

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 1.

Vote on Proposal	For	Against	Abstain

1.

To approve an Agreement and Plan of Reorganization between Delaware Group® Equity Funds I, on behalf of Balanced Fund, and Delaware Group Foundation Funds, on behalf of Delaware Moderate Allocation Portfolio, which provides for (i) the acquisition of substantially all of the assets of Balanced Fund by Moderate Allocation Portfolio, in exchange solely for shares of Moderate Allocation Portfolio, (ii) the pro rata distribution of shares of the Moderate Allocation Portfolio to the shareholders of Balanced Fund, and (iii) the complete liquidation and dissolution of Balanced Fund. Shareholders of Balanced Fund will receive Class A, Class B, Class C, Class R or Institutional Class shares of Moderate Allocation Portfolio, as the case may be, with an aggregate net asset value equal to the aggregate net asset value of such shareholders' shares in Class A, Class B, Class C, Class R or Institutional Class shares of Balanced Fund.

	☐	☐	☐

You are urged to date and sign this proxy and return it promptly. This will save the expense of follow-up letters to shareholders who have not responded.

Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, your title or capacity should be stated. If shares are held jointly, one or more joint owners should sign personally.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please detach at perforation before mailing.
DLWRB2

EVERY SHAREHOLDER’S VOTE IS IMPORTANT
PROXY	PROXY
SPECIAL MEETING OF SHAREHOLDERS DELAWARE BALANCED FUND March 12, 2009

The undersigned hereby revokes all previous proxies for his/her shares and appoints Anthony G. Ciavarelli, David F. Connor, Deidre A. Downes, and Michael E. Dresnin, and each of them, proxies of the undersigned with full power of substitution to vote all shares of Delaware Balanced Fund ("Balanced Fund") that the undersigned is entitled to vote at the Balanced Fund’s meeting to be held at the offices of Stradley Ronon Stevens & Young, LLP located at 2005 Market Street, 26th Floor, Philadelphia, PA 19103, on March 12, 2009 at 3:15 p.m., Eastern Time, including any adjournments thereof (the "Meeting"), upon such business as may properly be brought before the Meeting.

This proxy is solicited on behalf of the Board of Trustees of Delaware Group® Equity Funds I (the “Trust”) on behalf of Balanced Fund. It will be voted as specified. If no specification is made, this proxy shall be voted FOR the Proposal regarding the reorganization of Balanced Fund pursuant to the Agreement and Plan of Reorganization between the Trust, on behalf of Balanced Fund, and Delaware Group Foundation Funds, on behalf of Delaware Moderate Allocation Portfolio ("Moderate Allocation Portfolio"). If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management.

IMPORTANT: PLEASE SEND IN YOUR PROXY TODAY.

PLEASE SIGN AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED
IF MAILED IN THE U.S.

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